                                                                    EXHIBIT 23.1

                                                              [COLE & REED LOGO]

                                                  [COLE & REED, P.C. LETTERHEAD]

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Amended Registration Statement on Form 10 of our report dated March 31, 2000, except for Note N, as to which the effective date is May 26, 2000, relating to the consolidated financial statements of AmeriVision Communications, Inc., as of December 31, 1998 and 1999, and for the years ended December 31, 1997, 1998 and 1999.


                                                    /s/ COLE & REED P.C.


Oklahoma City, Oklahoma
May 26, 2000